EXHIBIT 99.1

Broadridge Reports Third Quarter Fiscal Year 2021 Results
Raising Guidance for FY21 Revenue and Adjusted EPS Growth
Recurring Revenue Grew 8%
Operating Income was $239 million and Adjusted Operating Income Grew 8% to $284 million
Diluted EPS was $1.40 and Adjusted EPS Increased 5% to $1.76
NEW YORK, N.Y., May 4, 2021 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the third quarter and nine months ended March 31, 2021 of its fiscal year 2021. Results compared with the same period last year were as follows:

Summary Financial Results	Third Quarter			Nine Months
Dollars in millions, except per share data	2021	2020	Change	2021	2020	Change

Recurring fee revenues	$900	$835	8%	$2,267	$2,106	8%
Total revenues	$1,390	$1,250	11%	$3,462	$3,167	9%

Operating income	239	226	6%	397	326	22%
Operating income margin	17.2%	18.1%		11.5%	10.3%

Adjusted Operating income - Non-GAAP	284	262	8%	553	460	20%
Adjusted Operating income margin - Non-GAAP	20.4%	21.0%		16.0%	14.5%

Diluted EPS	$1.40	$1.43	(2%)	$2.44	$1.99	23%
Adjusted EPS - Non-GAAP	$1.76	$1.67	5%	$3.47	$2.88	20%

Closed sales	$46	$44	3%	$124	$127	(2%)
“Broadridge delivered strong third quarter results, including 8% recurring revenue growth and 8% Adjusted Operating income growth,” said Tim Gokey, Broadridge’s Chief Executive Officer.
“Our results continue to be propelled by powerful long-term trends including increased digitization, mutualization, and the democratization of investing. As a result, we continue to invest in our products and technology platforms. These investments, along with the pending acquisition of Itiviti, will further strengthen our ability to drive increased value to our clients and growth to our shareholders,” Mr. Gokey continued.
“Based on our strong performance, we are raising our top- and bottom-line growth guidance for fiscal year 2021 and now expect recurring revenue growth of 8-10% and Adjusted EPS growth of 11-13%. Looking beyond fiscal year 2021, Broadridge is well-positioned for continued growth, and we remain confident in our ability to deliver at the higher end of our three-year growth objectives,” Mr. Gokey concluded.

Fiscal Year 2021 Financial Guidance

	FY’21 Guidance	Updates / Changes

Recurring revenue growth	8 - 10%	Raised from higher end of 3-6%
Total revenue growth	8 - 10%	Raised from higher end of 1-4%

Adjusted Operating income margin - Non-GAAP	~18%	No change

Adjusted earnings per share growth - Non-GAAP	11 - 13%	Raised from higher end of 6-10%

Closed sales	$190 - 235M	No change

Financial Results for the Third Quarter Fiscal Year 2021 compared to Third Quarter Fiscal Year 2020
•Total revenues increased 11% to $1,390 million from $1,250 million in the prior year period.
◦Recurring fee revenues increased 8% to $900 million from $835 million. The increase was primarily driven by growth from onboarding of new business and internal growth. Internal growth of 3pts was driven by ICS.
◦Event-driven fee revenues increased $35 million, or 89%, to $74 million, due to increased mutual fund proxy activity, contests and other communications.
◦Distribution revenues increased $37 million, or 9%, to $449 million, driven by an increase in the volume of event-driven communications.
•Operating income was $239 million, an increase of $13 million, or 6%. Operating income margin decreased to 17.2% compared to 18.1% for the prior year period.
◦Adjusted Operating income was $284 million, an increase of $22 million, or 8%. Adjusted Operating income margin decreased to 20.4%, compared to 21.0% for the prior year period. The increase in Operating income and Adjusted Operating income was driven by an increase in recurring and event-driven revenues, which more than offset the impact of higher spending on growth initiatives.
•Interest expense, net was $12 million, a decrease of $4 million, driven by lower average interest rates on borrowings and lower average debt outstanding.
•The effective tax rate was 23.9% compared to 20.7% in the prior year period. The increase in the effective tax rate was driven by the reduced impact of discrete tax items relative to pre-tax income in the current period compared to the prior year period.
•Net earnings decreased 1% to $165 million and Adjusted Net earnings increased 7% to $208 million.
◦Diluted earnings per share decreased 2% to $1.40, compared to $1.43 in the prior year period and Adjusted earnings per share increased 5% to $1.76, compared to $1.67 in the prior year period.

Segment and Other Results for the Third Quarter Fiscal Year 2021 compared to Third Quarter Fiscal Year 2020
Investor Communication Solutions (“ICS”)
•ICS total revenues were $1,109 million, an increase of $129 million, or 13%.
◦Recurring fee revenues increased $57 million, or 11%, to $586 million. The increase was primarily attributable to revenues from net new business (5pts) and internal growth (5pts). Internal growth benefited from higher volume of equity proxy, mutual fund, and exchange-traded fund communications partially offset by lower interest rates on cash balances we hold for retirement accounts. Acquisitions also contributed 1pt to growth.
◦Event-driven fee revenues increased $35 million, or 89%, to $74 million, due to increased mutual fund proxy and equity proxy contest activity.
◦Distribution revenues increased $37 million, or 9%, to $449 million primarily from an increase in the volume of event-driven communications.
•ICS earnings before income taxes were $219 million, an increase of $60 million, or 38%, primarily due to the increase in Recurring fee revenues and event-driven fee revenues. Pre-tax margins increased to 19.7% from 16.2%.
Global Technology and Operations (“GTO”)
•GTO Recurring fee revenues were $314 million, an increase of $8 million, or 3%, driven by net new business. Internal growth was impacted by higher equity trading volumes offset by lower license sales.
•GTO earnings before income taxes were $62 million, a decrease of $6 million, or 8%, compared to $67 million in the prior year period. The earnings decrease was driven by higher expenses related to client conversions and spending on growth initiatives. Pre-tax margins decreased to 19.7% from 22.1%.
Other
•Other Loss before income tax increased to $67 million from $18 million in the prior year period. The increased loss was primarily due to (i) higher acquisition-related costs associated with the pending acquisition of Itiviti Holding AB (“Itiviti”), (ii) higher performance-based compensation expense, and (iii) spend on growth and other initiatives.

Financial Results for the Nine Months Fiscal Year 2021 compared to the Nine Months Fiscal Year 2020
•Total revenues increased 9% to $3,462 million from $3,167 million in the prior year period.
◦Recurring fee revenues increased 8% to $2,267 million from $2,106 million. The increase in Recurring fee revenues was driven primarily by growth from onboarding of new business, internal growth and the impact of acquisitions. Internal growth of 2pts was driven by higher (i) ICS volume of equity proxy, mutual fund, and exchange-traded fund communications, and (ii) GTO, primarily higher equity trade volumes, partially offset by (iii) lower interest rates on cash balances we hold for retirement accounts and lower customer communication volumes.
◦Event-driven fee revenues increased $54 million, or 49%, to $164 million, due to increased mutual fund proxy and other communications.
◦Distribution revenues increased $84 million, or 8%, to $1,126 million, driven by an increase in the volume of regulatory and customer communications.
•Operating income was $397 million, an increase of $71 million, or 22%. Operating income margin increased to 11.5% from 10.3% in the prior year period.
◦Adjusted Operating income was $553 million, an increase of $93 million, or 20%. Adjusted Operating income margin increased to 16.0%, compared to 14.5% for the prior year period.
◦The increase in Operating income and Adjusted Operating income was due to the impact of higher Recurring fee revenues and higher event-driven fee revenues.
•Interest expense, net was $37 million, a decrease of $6 million, from lower average interest rates on borrowings.
•The effective tax rate was 20.2% compared to 18.3% in the prior year period. The increase in the effective tax rate was driven by higher pre-tax earnings, which reduced the impact of discrete tax items. Excess tax benefits attributable to stock-based compensation were $15 million in the current year period, compared to $10 million in the comparable prior year period.
•Net earnings increased 23% to $287 million and Adjusted Net earnings increased 21% to $408 million.

◦Diluted earnings per share increased 23% to $2.44, compared to $1.99 in the prior year period and Adjusted earnings per share increased 20% to $3.47, compared to $2.88 in the prior year period.
◦The increases in Diluted earnings per share and Adjusted earnings per share were primarily due to the increase in Recurring fee revenues and higher event-driven fee revenues.

Segment and Other Results for the Nine Months Fiscal Year 2021 compared to the Nine Months Fiscal Year 2020
ICS
•ICS total revenues were $2,646 million, an increase of $248 million, or 10%.
◦Recurring fee revenues increased $110 million, or 9%, to $1,356 million. The increase was attributable to revenues from net new business (5pts) internal growth (2pts) and acquisitions (2pts). Internal growth benefited from higher volume of equity proxy, mutual fund and exchange-traded fund communications, partially offset by lower interest rates on cash balances we hold for retirement accounts and lower customer communication volumes.
◦Event-driven fee revenues increased $54 million, or 49%, to $164 million, primarily from increased mutual fund proxy and other communications.
◦Distribution revenues increased $84 million, or 8%, to $1,126 million driven by an increase in the volume of regulatory and customer communications.
•ICS earnings before income taxes were $314 million, an increase of $110 million, or 54%, primarily due to the increase in Recurring fee revenues and event-driven fee revenues. Pre-tax margins increased to 11.9% from 8.5%.
GTO
•GTO Recurring fee revenues were $912 million, an increase of $52 million, or 6%. The increase was attributable to the combination of organic growth (5pts) and revenues from acquisitions (1pt). Organic growth benefited from higher equity trading volumes and onboarding of new clients.
•GTO earnings before income taxes were $192 million, an increase of $19 million, or 11%, compared to $173 million in the prior year period. The earnings increase was driven by higher organic revenues. Expense growth was driven by (i) spend on growth initiatives, (ii) onboarding of new business and (iii) recent acquisitions, which more than offset (iv) a decline in other expenses. Pre-tax margins increased to 21.1% from 20.1%.
Other
•Other Loss before income tax increased 49% to $159 million from $107 million in the prior year period. The increased loss before income taxes was primarily due to (i) costs associated with the Company's real estate realignment initiative, including lease exit and impairment charges and other facility exit costs of $33 million, (ii) higher performance-based compensation expense, (iii) higher acquisition-related costs associated with the pending Itiviti acquisition, and (iv) certain expenses associated with the Covid-19 pandemic, partially offset by (v) charges associated with the IBM Private Cloud Agreement that occurred in the prior year period.

Pending Acquisition of Itiviti
In March 2021, the Company signed a definitive agreement to acquire 100% of the equity shares of Itiviti. The total purchase price is approximately $2.5 billion in cash, subject to normal closing adjustments. The acquisition is subject to customary closing conditions and regulatory approval and is expected to close in the fourth quarter of fiscal year 2021. The results of operations of the acquired business will be included in the results of operations of the Global Technology and Operations segment.

Earnings Conference Call
An analyst conference call will be held today, May 4, 2021 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.

A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through May 18, 2021, the recording will also be available by dialing 1-877-344-7529 passcode: 10155380 within the United States or 1-412-317-0088 passcode: 10155380 for international callers.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, each as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, (iii) IBM Private Cloud Charges, (iv) Real Estate Realignment and Covid-19 Related Expenses, (v) Investment Gain, (vi) Software Charge and (vii) Loss on Acquisition-Related Financial Instrument. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company's acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. IBM Private Cloud Charges represent a charge on the hardware assets transferred to IBM and other charges related to the IBM Private Cloud Agreement. Real Estate Realignment and Covid-19 Related Expenses represent costs associated with the Company’s real estate realignment initiative, including lease exit and impairment charges and other facility exit costs, as well as certain expenses associated with the Covid-19 pandemic. The Covid-19 Related Expenses are direct expenses incurred by the Company to protect the health and safety of Broadridge associates, including the cost of personal protective equipment, enhanced cleaning measures in our facilities and other safety related expenses. Investment Gain represents a non-operating, non-cash gain on a privately held investment. Software Charge represents a charge related to an internal use software product that is no longer expected to be used. Loss on Acquisition-Related Financial Instrument represents a non-operating loss on a financial instrument designed to minimize the Company's foreign exchange risk associated with the pending acquisition of Itiviti.
We exclude Acquisition and Integration Costs, IBM Private Cloud Charges, Real Estate Realignment and Covid-19 Related Expenses, the Investment Gain, the Software Charge and the Loss on Acquisition-Related Financial Instrument from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities plus Proceeds from asset sales, less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2021 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2020 (the “2020 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2020 Annual Report.

These risks include:
•the potential impact and effects of the Covid-19 pandemic (“Covid-19”) on the business of Broadridge, Broadridge’s results of operations and financial performance, any measures Broadridge has and may take in response to Covid-19 and any expectations Broadridge may have with respect thereto;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•declines in participation and activity in the securities markets;
•the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;

•overall market and economic conditions and their impact on the securities markets;
•Broadridge’s failure to keep pace with changes in technology and the demands of its clients;
•Broadridge’s ability to attract and retain key personnel;
•the impact of new acquisitions and divestitures; and
•competitive conditions.
Factors related to the transactions discussed in this press release that could cause actual results to differ materially from those contemplated by the forward-looking statements include:
•uncertainties as to the timing to consummate the acquisition of Itiviti (the “Itiviti Acquisition”);
•the risk that a condition to closing the Itiviti Acquisition may not be satisfied or that the Itiviti Acquisition may not be consummated;
•the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the parties;
•potential litigation relating to the Itiviti Acquisition that could be instituted;
•the effects of disruption to Broadridge’s or the Itiviti Holding AB and its subsidiaries’ respective businesses;
•the impact of transaction costs;
•Broadridge’s ability to achieve the benefits from the Itiviti Acquisition;
•Broadridge’s ability to effectively integrate the acquired operations into its own operations;
•the ability of Broadridge to retain and hire key Itiviti Holding AB and its subsidiaries’ personnel;
•the effects of any unknown liabilities;
•the diversion of management time on transaction-related issues; and
•the risk that a condition to funding under our committed financing with respect to the Itiviti Acquisition may not be satisfied and our failure to obtain any replacement financing necessary to complete the Itiviti Acquisition.

Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with over $4.5 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $10 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 12,000 associates in 17 countries.

For more information about Broadridge, please visit www.broadridge.com.

Contact Information

Investors:
W. Edings Thibault
(516) 472-5129

Media:
Gregg Rosenberg
(212) 918-6966

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Revenues	$1,389.8	$1,249.9	$3,462.1	$3,167.1
Operating expenses:
Cost of revenues	960.5	872.5	2,554.1	2,380.9
Selling, general and administrative expenses	190.0	151.1	510.8	460.1
Total operating expenses	1,150.6	1,023.7	3,064.8	2,841.0
Operating income	239.2	226.3	397.3	326.1
Interest expense, net	(11.8)	(16.2)	(37.3)	(43.2)
Other non-operating income (expenses), net	(10.6)	0.4	(0.1)	1.8
Earnings before income taxes	216.9	210.5	359.8	284.8
Provision for income taxes	51.9	43.6	72.7	52.0
Net earnings	$165.0	$166.8	$287.1	$232.8

Basic earnings per share	$1.42	$1.46	$2.48	$2.03
Diluted earnings per share	$1.40	$1.43	$2.44	$1.99

Weighted-average shares outstanding:
Basic	115.8	114.6	115.6	114.6
Diluted	118.0	117.0	117.7	117.1

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	March 31, 2021	June 30, 2020
Assets
Current assets:
Cash and cash equivalents	$355.8	$476.6
Accounts receivable, net of allowance for doubtful accounts of $8.2 and $9.8, respectively	871.0	711.3
Other current assets	151.8	140.1
Total current assets	1,378.6	1,328.0
Property, plant and equipment, net	167.2	161.6
Goodwill	1,723.3	1,674.5
Intangible assets, net	546.8	583.8
Other non-current assets	1,370.9	1,141.9
Total assets	$5,186.8	$4,889.8
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$399.9
Payables and accrued expenses	876.1	829.9
Contract liabilities	126.5	111.2
Total current liabilities	1,002.6	1,341.0
Long-term debt	1,737.7	1,387.6
Deferred taxes	157.4	126.8
Contract liabilities	187.7	175.4
Other non-current liabilities	511.9	512.4
Total liabilities	3,597.4	3,543.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 115.9 and 115.1 shares, respectively	1.6	1.6
Additional paid-in capital	1,241.2	1,178.5
Retained earnings	2,390.2	2,302.6
Treasury stock, at cost: 38.6 and 39.3 shares, respectively	(2,019.6)	(2,035.7)
Accumulated other comprehensive loss	(24.1)	(100.4)
Total stockholders’ equity	1,589.3	1,346.5
Total liabilities and stockholders’ equity	$5,186.8	$4,889.8

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

Dollars in millions	Nine Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities
Net earnings	$287.1	$232.8
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	47.6	56.5
Amortization of acquired intangibles and purchased intellectual property	96.8	90.9
Amortization of other assets	83.1	76.0
Write-down of long-lived assets and related charges	34.7	32.1
Stock-based compensation expense	46.4	47.6
Deferred income taxes	24.2	9.7
Other	(36.5)	(16.0)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Increase in Accounts receivable, net	(138.3)	(142.7)
Increase in Other current assets	(21.7)	(21.7)
Increase (decrease) in Payables and accrued expenses	1.6	(22.7)
Increase in Contract liabilities	12.7	18.2
Non-current assets and liabilities:
Increase in Other non-current assets	(317.6)	(244.7)
Increase in Other non-current liabilities	69.3	39.6
Net cash flows provided by operating activities	189.5	155.6
Cash Flows From Investing Activities
Capital expenditures	(41.5)	(48.5)
Software purchases and capitalized internal use software	(29.7)	(25.0)
Proceeds from asset sales	18.0	—
Acquisitions, net of cash acquired	—	(339.1)
Other investing activities	(11.8)	(15.3)
Net cash flows used in investing activities	(65.0)	(427.9)
Cash Flows From Financing Activities
Debt proceeds	725.0	1,575.3
Debt repayments	(780.6)	(960.6)
Dividends paid	(195.1)	(179.2)
Purchases of Treasury stock	(1.0)	(50.5)
Proceeds from exercise of stock options	33.9	26.4
Other financing activities	(37.3)	(9.8)
Net cash flows provided by (used in) financing activities	(255.1)	401.6
Effect of exchange rate changes on Cash and cash equivalents	9.7	(0.4)
Net change in Cash and cash equivalents	(120.8)	128.9
Cash and cash equivalents, beginning of period	476.6	273.2
Cash and cash equivalents, end of period	$355.8	$402.1

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Revenues
Investor Communication Solutions	$1,109.3	$980.2	$2,646.0	$2,398.4
Global Technology and Operations	313.5	305.5	911.9	860.3
Foreign currency exchange	(33.1)	(35.8)	(95.8)	(91.6)
Total	$1,389.8	$1,249.9	$3,462.1	$3,167.1

Earnings (Loss) before Income Taxes
Investor Communication Solutions	$219.0	$159.2	$314.1	$204.3
Global Technology and Operations	61.7	67.4	192.0	172.9
Other	(66.8)	(17.8)	(159.2)	(107.1)
Foreign currency exchange	2.9	1.6	12.9	14.6
Total	$216.9	$210.5	$359.8	$284.8

Pre-tax margins:
Investor Communication Solutions	19.7%	16.2%	11.9%	8.5%
Global Technology and Operations	19.7%	22.1%	21.1%	20.1%
Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended March 31,			Nine Months Ended March 31,
Investor Communication Solutions	2021	2020	Change	2021	2020	Change
Regulatory[1]	$289.6	$241.5	20%	$572.9	$492.2	16%
Data-driven fund solutions[1]	89.6	88.9	1%	261.2	249.3	5%
Issuer[1]	44.3	34.6	28%	82.8	68.1	22%
Customer communications[1]	163.0	164.0	(1%)	438.7	436.1	1%
Total ICS Recurring fee revenues	586.5	529.0	11%	1,355.6	1,245.8	9%

Equity and other	40.4	22.1	83%	79.5	54.9	45%
Mutual funds	33.4	17.0	96%	85.0	55.3	54%
Total ICS Event-driven fee revenues	73.8	39.1	89%	164.5	110.3	49%

Distribution revenues	449.1	412.1	9%	1,126.0	1,042.4	8%

Total ICS Revenues	$1,109.3	$980.2	13%	$2,646.0	$2,398.4	10%

Global Technology and Operations
Capital markets[1]	$167.3	$169.2	(1%)	$499.4	$479.5	4%
Wealth and investment management[1]	146.2	136.2	7%	412.4	380.8	8%
Total GTO Recurring fee revenues	313.5	305.5	3%	911.9	860.3	6%

Foreign currency exchange	(33.1)	(35.8)	(8%)	(95.8)	(91.6)	5%
Total Revenues	$1,389.8	$1,249.9	11%	$3,462.1	$3,167.1	9%

Revenues by Type
Recurring fee revenues	$900.0	$834.5	8%	$2,267.5	$2,106.1	8%
Event-driven fee revenues	73.8	39.1	89%	164.5	110.3	49%
Distribution revenues	449.1	412.1	9%	1,126.0	1,042.4	8%
Foreign currency exchange	(33.1)	(35.8)	(8%)	(95.8)	(91.6)	5%
Total Revenues	$1,389.8	$1,249.9	11%	$3,462.1	$3,167.1	9%

Amounts may not sum due to rounding.

1 In the second quarter of fiscal year 2021, the Company changed its presentation of disaggregated revenue by product line disclosures to reflect internal realignment of the Company’s revenue reporting, specifically as it relates to Recurring fee revenues. Presentation of disaggregated revenue by product line disclosures in prior periods have been changed to conform to the current period presentation.

Select Operating Metrics
(Unaudited)

	Three Months Ended March 31,			Nine Months Ended March 31,
In millions	2021	2020	% Change	2021	2020	% Change

Closed sales[1]	$45.6	$44.4	3%	$124.4	$127.1	(2)%

Record Growth[2]
Equity proxy	20%	7%		20%	8%
Mutual fund interims	7%	—%		9%	3%

Internal Trade Growth[3]	12%	26%		16%	5%

Amounts may not sum due to rounding.

[1]Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.

[2]Stock record growth and interim record growth measure the estimated annual change in total positions eligible for equity proxy materials and mutual fund & ETF interim communications, respectively, for equities and mutual fund position data reported to Broadridge in both the current and prior year periods.

[3]Internal trade growth represents the estimate change in trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$239.2	$226.3	$397.3	$326.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	31.9	32.5	96.8	90.9
Acquisition and Integration Costs	9.2	3.0	11.6	9.0
IBM Private Cloud Charges	—	0.2	—	33.6
Real Estate Realignment and Covid-19 Related Expenses	3.3	—	41.1	—
Software Charge	—	—	6.0	—
Adjusted Operating income (Non-GAAP)	$283.6	$262.1	$552.7	$459.6
Operating income margin (GAAP)	17.2%	18.1%	11.5%	10.3%
Adjusted Operating income margin (Non-GAAP)	20.4%	21.0%	16.0%	14.5%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$165.0	$166.8	$287.1	$232.8
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	31.9	32.5	96.8	90.9
Acquisition and Integration Costs	9.2	3.0	11.6	9.0
IBM Private Cloud Charges	—	0.2	—	33.6
Real Estate Realignment and Covid-19 Related Expenses	3.3	—	41.1	—
Investment Gain	—	—	(8.7)	—
Software Charge	—	—	6.0	—
Loss on Acquisition-Related Financial Instrument	9.6	—	9.6	—
Subtotal of adjustments	54.0	35.8	156.3	133.5
Tax impact of adjustments (a)	(10.9)	(7.6)	(35.0)	(29.0)
Adjusted Net earnings (Non-GAAP)	$208.1	$195.0	$408.4	$337.3

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$1.40	$1.43	$2.44	$1.99
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.27	0.28	0.82	0.78
Acquisition and Integration Costs	0.08	0.03	0.10	0.08
IBM Private Cloud Charges	—	—	—	0.29
Real Estate Realignment and Covid-19 Related Expenses	0.03	—	0.35	—
Investment Gain	—	—	(0.07)	—
Software Charge	—	—	0.05	—
Loss on Acquisition-Related Financial Instrument	0.08	—	0.08	—
Subtotal of adjustments	0.46	0.31	1.33	1.14
Tax impact of adjustments (a)	(0.09)	(0.07)	(0.30)	(0.25)
Adjusted earnings per share (Non-GAAP)	$1.76	$1.67	$3.47	$2.88

(a) Calculated using the GAAP effective tax rate, adjusted to exclude excess tax benefits associated with stock-based compensation of $1.7 million and $14.6 million for the three and nine months ended March 31, 2021, and $1.9 million and $9.9 million for the three and nine months ended March 31, 2020, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis. The tax impact of adjustments also excludes approximately $8.5 million of Acquisition and Integration Costs for the three and nine months ended March 31, 2021, which are not tax-deductible. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Nine Months Ended March 31,
	2021	2020
Reconciliation of Free Cash Flow
Net cash flows provided by operating activities (GAAP)	$189.5	$155.6
Capital expenditures and Software purchases and capitalized internal use software	(71.2)	(73.5)
Proceeds from asset sales	18.0	—
Free cash flow (Non-GAAP)	$136.3	$82.2

Amounts may not sum due to rounding.

Fiscal Year 2021 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY21 Adjusted Earnings Per Share Growth Rate (a)
Diluted earnings per share - GAAP	5 - 7% growth
Adjusted earnings per share - Non-GAAP	11 - 13% growth

FY21 Adjusted Operating Income Margin (b)
Operating income margin % - GAAP	~14%
Adjusted Operating income margin % - Non-GAAP	~18%

(a) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Real Estate Realignment and Covid-19 Related Expenses, Investment Gain, Software Charge, and Loss on Acquisition-Related Financial Instrument, and is calculated using diluted shares outstanding. Fiscal year 2021 Non-GAAP Adjusted earnings per share guidance estimates exclude, net of taxes, approximately $1.45 per share.

(b) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Real Estate Realignment and Covid-19 Related Expenses, and Software Charge. Fiscal year 2021 Non-GAAP Adjusted Operating income margin guidance estimates excludes approximately $215 million.